COLUMBIA FUNDS SERIES TRUST

COLUMBIA FUNDS SERIES TRUST I

COLUMBIA FUNDS SERIES TRUST II

COLUMBIA FUNDS VARIABLE INSURANCE TRUST

COLUMBIA FUNDS VARIABLE SERIES TRUST II

COLUMBIA ETF TRUST

COLUMBIA ETF TRUST I

COLUMBIA ETF TRUST II

(each a “Registrant”)

POWER OF ATTORNEY

Each of the undersigned constitutes and appoints Michael G. Clarke, Joseph D’Alessandro, Paul B. Goucher, Michael E. DeFao, Ryan C. Larrenaga, John M. Loder, Brian D. McCabe, Christopher O. Petersen, and Megan E. Garcy, each individually, his or her true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”) with power of substitution or resubstitution, in any and all capacities, including without limitation in the undersigned’s capacity as a trustee of each Registrant, in the furtherance of the business and affairs of each Registrant: (i) to execute any and all instruments which said Attorney-in-Fact may deem necessary or advisable or which may be required to comply with the Securities Act of 1933, the Investment Company Act of 1940, the Securities Exchange Act of 1934 (together the “Acts”) and any other applicable federal securities laws, or rules, regulations or requirements of the U.S. Securities and Exchange Commission (“SEC”) in respect thereof, in connection with the filing and effectiveness of each Registrant’s Registration Statement regarding the registration of each Registrant or its shares of beneficial interest, and any and all amendments thereto, including without limitation any reports, forms or other filings required by the Acts or any other applicable federal securities laws, or rules, regulations or requirements of the SEC; and (ii) to execute any and all federal, state or foreign regulatory or other required filings, including all applications with regulatory authorities, state charter or organizational documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, each Registrant. The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not be revoked with respect to any undersigned trustee by any subsequent power of attorney the undersigned may execute unless such subsequent power of attorney specifically refers to this Power of Attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney (and unless otherwise required by a provision of law that cannot be waived). This Power of Attorney shall terminate automatically with respect to a Registrant if the undersigned ceases to hold the above-referenced office of the Registrant.

Dated: January 1, 2021

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/s/ George S. Batejan	Trustee
George S. Batejan

/s/ Kathleen A. Blatz	Trustee
Kathleen A. Blatz

/s/ Pamela G. Carlton	Trustee
Pamela G. Carlton

/s/ Janet L. Carrig	Trustee
Janet L. Carrig

/s/ J. Kevin Connaughton	Trustee
J. Kevin Connaughton

/s/ Olive Darragh	Trustee
Olive Darragh

/s/ Patricia M. Flynn	Trustee
Patricia M. Flynn

/s/ Brian J. Gallagher	Trustee
Brian J. Gallagher

/s/ Douglas A. Hacker	Trustee
Douglas A. Hacker

/s/ Nancy T. Lukitsh	Trustee
Nancy T. Lukitsh

/s/ David M. Moffett	Trustee
David M. Moffett

/s/ Catherine James Paglia	Trustee
Catherine James Paglia

/s/ Christopher O. Petersen	Trustee
Christopher O. Petersen

/s/ Anthony M. Santomero	Trustee
Anthony M. Santomero

/s/ Minor M. Shaw	Trustee
Minor M. Shaw

/s/ Natalie A. Trunow	Trustee
Natalie A. Trunow

/s/ Sandra Yeager	Trustee
Sandra Yeager